Exhibit 99.1

ANIXTER INTERNATIONAL INC. REPORTS FOURTH QUARTER 2016 RESULTS
Diluted EPS of $1.09 versus $0.17 in prior year
Adjusted diluted EPS of $1.31 increased 25% versus $1.05 in prior year

Fourth Quarter Highlights

•	Record fourth quarter sales of $1.9 billion, up 3%

•	Network & Security Solutions sales up 6.0% to $1.0 billion, bringing full year NSS sales to $4.1 billion

•	Generated $279 million in cash from operations for the full year compared to $92 million in 2015

GLENVIEW, IL, (Business Wire) January 31, 2017 - Anixter International Inc. (NYSE: AXE) today reported sales of $1.9 billion for the quarter ended December 30, 2016, a 3.2% increase compared to the prior year quarter. Organic sales increased 4.0% year-over-year excluding the impact of the following items:

•	$6.1 million favorable impact from the higher average price of copper

•	$20.3 million unfavorable impact from the fluctuation in foreign currencies

The current quarter had 62 billing days, compared to 61 billing days in the fourth quarter of 2015, which ended on January 1, 2016. Excluding the favorable impact from one additional billing day, organic sales increased 2.3% versus prior year.

All commentary in this release reflects results from continuing operations unless otherwise noted. Please refer to the tables at the end of this release for the reconciliations from our reported results prepared in accordance with U.S. GAAP to the Non-GAAP measures.

Net income of $36.8 million includes amortization of intangible assets and acquisition and integration costs of $9.8 million pre-tax and $7.6 million after-tax.  Net income of $5.5 million in the fourth quarter of 2015 includes amortization of intangible assets, acquisition and integration costs, restructuring charge, Latin America bad debt provision, write-off of deferred financing costs, foreign exchange loss from devaluation of foreign currencies, loss on extinguishment of debt and an unfavorable tax expense, which combined had a $29.8 million pre-tax and $29.5 million after-tax impact.
Excluding the impact of the above items, fourth quarter of 2016 adjusted net income of $44.4 million compares to $35.0 million in the prior year quarter, a 26.1% increase.
Diluted earnings per share of $1.09 compares to $0.17, and adjusted diluted earnings per share of $1.31 compares to $1.05, both versus prior year quarter.
Adjusted EBITDA of $101.7 million, or 5.4% of sales, compares to prior year adjusted EBITDA of $101.8 million, or 5.5% of sales.
"We are pleased to report the strongest organic growth rate in our Network and Security Solutions segment since the third quarter of 2011, driven by strength in our North America and Europe geographies and our security business. Full year sales in NSS reached a record $4.1 billion," commented Bob Eck, President and CEO. "Consistent with what we indicated in our third quarter release, our Electrical & Electronic Solutions segment returned to growth in the fourth quarter. Sales trends in both our EES and Utility Power Solutions segments, which continue to be impacted by a sluggish industrial economy, improved as our customers' end markets began to recover. In addition, we continue to progress with the integration of our acquired businesses, exceeding our 2016 synergy targets and remaining on track to deliver over $40 million in combined EBITDA synergies by 2018."

Income Statement Detail

Gross margin of 20.4% compares to 20.2% in the prior year quarter and 20.3% on a sequential basis, with the increase in both periods driven by segment and product mix.

Operating expense of $306.1 million, or 16.2% of sales, compares to prior year operating expense of $305.6 million, or 16.6% of sales. Excluding current quarter expense of $9.8 million and fourth quarter 2015 expense of $25.7 million, as detailed above, fourth quarter 2016 adjusted operating expense was $296.3 million compared to $279.9 million, in the prior year quarter. Current quarter adjusted operating expense was 15.6% of sales, compared to 15.2% of sales in the fourth quarter of 2015, driven primarily by segment mix.
Operating income of $81.0 million, or 4.3% of sales, compares to $65.8 million, or 3.6% of sales, in the prior year quarter. Excluding operating expense items outlined above, fourth quarter 2016 adjusted operating income of $90.8 million, or 4.8% of sales, compares to $91.5 million, or 5.0% of sales, in the prior year quarter.
Interest expense of $19.0 million compares to $21.1 million in the prior year quarter, reflecting our focus on decreasing debt with the strong cash flow generated in 2016. Foreign exchange and other expense of $3.4 million compares to $8.1 million in the prior year quarter. Excluding a loss of $2.9 million related to the currency devaluation of the Argentine peso and $0.9 million of costs associated with the extinguishment of debt, adjusted foreign exchange and other expense was $4.3 million in the fourth quarter of 2015.

Our fourth quarter U.S. GAAP effective tax rate was 37.2% versus 84.9% in the prior year quarter and our full year U.S. GAAP effective tax rate was 38.7% compared to 47.0% in the prior year.  Our full year Non-GAAP effective tax rate of 37.0% differs from our third quarter full year estimate of 37.7% primarily due to country mix of earnings.

Segment Update

Network & Security Solutions ("NSS") sales of $1.0 billion increased by 6.0% over the prior year period, driven by 8.0% growth in North America. Adjusting for the $10.2 million unfavorable impact from foreign exchange, NSS organic sales increased 7.0%, which was a 5.3% increase on a per day basis versus the prior year period.

Fourth quarter NSS security sales of $410.0 million, which represents approximately 40% of segment sales, increased 5.1% from the prior year quarter. Adjusted for the $3.3 million negative currency impact, organic security sales growth was 5.9%.

NSS operating income of $77.2 million compares to $61.8 million in the prior year quarter and $74.9 million in the third quarter of 2016. NSS adjusted EBITDA increased 8.3% versus the prior year quarter to $81.9 million, and increased 3.5% versus the third quarter of 2016. The corresponding adjusted EBITDA margin of 7.9% compares to 7.7% in the prior year quarter and 7.5% in the third quarter of 2016.

Electrical & Electronic Solutions (“EES”) sales of $507.0 million compares to $502.6 million in the prior year period, an increase of 0.9%. Adjusted for the $10.0 million unfavorable impact from foreign exchange and the $6.1 million favorable impact from higher average copper prices, EES organic sales increased 1.7% which was the first quarter with year-over-year organic growth over the last 6 quarters. On a per day basis organic sales were unchanged.

EES operating income of $22.4 million compares to $19.2 million in the prior year quarter and $28.7 million in the third quarter of 2016. The 16.7% increase in operating income versus prior year was driven by improved profitability in our North America industrial markets while the sequential decline is consistent with the seasonality of the business.

EES adjusted EBITDA of $25.6 million compares to $24.7 million in the prior year period and $31.4 million in the third quarter of 2016. The corresponding adjusted EBITDA margin of 5.1% compares to 4.9% in the prior year period, reflecting stabilization in our industrial end markets.

Utility Power Solutions (“UPS”) sales of $347.5 million compares to $351.6 million in the prior year period, a decrease of 1.2%, which represents a decrease of 2.8% on an organic per day basis. As indicated in the prior four quarters, sales in this segment continue to be negatively impacted by weakness in oil and gas regions in Canada and the timing of utility customers' major project spend.

UPS operating income of $14.6 million compares to $15.3 million in the prior year quarter and $15.8 million in the third quarter of 2016. UPS adjusted EBITDA was $19.2 million, or 5.5% of sales, which compares to $20.8 million, or 5.9% of sales, in the prior year quarter and $21.1 million, or 5.7% of sales, in the third quarter of 2016.

Cash Flow and Leverage

For the full year 2016 we generated $278.8 million in cash flow from operations, which compares to our previous outlook range of $280 - $300 million. The $186.9 million increase from 2015 cash flow from operations of $91.9 million was driven primarily by working capital efficiencies. Full year capital expenditures of $32.6 million compares to $28.6 million in the prior year period.

"Solid execution of our growth strategies, combined with financial discipline, resulted in record quarterly results in NSS and continued improvement in business trends in both EES and UPS. Meanwhile, across the business we have a relentless focus on improving our margin, reducing our cost structure and delivering working capital efficiency, positioning us to deliver solid operating leverage as industrial end markets recover," commented Ted Dosch, Executive Vice President - Finance and CFO. "We were pleased to deliver another quarter of strong cash flow from operations, enabling us to continue to reduce our outstanding debt. Turning to our capital structure, our priorities continue to include returning to our debt-to-capital target range of 45 - 50% by the second half of 2017, funded by the strong free cash flow we are generating from our repositioned platform and working capital initiatives."

Key capital structure and credit-related statistics for the quarter:

•	Debt-to-total capital ratio improved to 51.6% from 58.2% at the end of 2015

•	Weighted average cost of borrowed capital of 5.1% compares to 4.8% in the prior year quarter

•	$570.2 million available under revolving lines of credit and secured accounts receivable and inventory facilities

Business Outlook
"As we enter 2017, we expect the positive momentum we experienced in the fourth quarter of 2016 to continue. Following several years of challenging industrial end markets, we are optimistic that the underlying economic environment is slowly improving, reflected by recent increases in both commodity prices and global growth forecasts," commented Bob Eck. "Based on our current sales trend, backlog, and robust pipeline across all three segments, we expect continued solid growth in NSS and a return to full year growth in both our EES and UPS segments. Overall we expect first quarter 2017 organic sales growth in the 1 - 3% range and full year 2017 organic sales growth in the 1 - 4% range."

Financial Results from Continuing Operations

	Three Months Ended			Twelve Months Ended
(In millions, except per share amounts)	Dec 30, 2016	Jan 1, 2016	Percent Change	Dec 30, 2016	Jan 1, 2016	Percent Change
Net Sales	$1,894.6	$1,835.8	3%	$7,622.8	$6,190.5	23%
Operating Income	$81.0	$65.8	23%	$285.3	$267.8	6%
Net Income	$36.8	$5.5	nm	$121.1	$96.9	25%
Diluted Earnings Per Share	$1.09	$0.17	nm	$3.61	$2.90	24%
Diluted Weighted Shares	33.8	33.5	1%	33.6	33.4	1%

nm - not meaningful

Fourth Quarter Earnings Call Details

We will host a conference call to discuss these results beginning at 9:30 a.m. Central Time today. The call will be available as a live audio webcast and can be accessed at the Investor Relations portion of our website at anixter.com/investor. Dial-in numbers for the call are as follows:

U.S./Canada toll-free dial-in:    (877) 201-0168
International dial-in:        (647) 788-4901
Conference ID:            2858 8629

A replay of the call will be available at anixter.com/investor for 15 days following the call. Prior to the beginning of the call a supplemental presentation titled “Fourth Quarter 2016 Highlights and Operating Review” will be available on the Investor Relations section of our website.

About Anixter

Anixter International is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions.  We help build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, we offer full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through our unmatched global distribution network along with our supply chain and technical expertise, we help lower the cost, risk and complexity of our customers’ supply chains.

Anixter adds value to the distribution process by providing our customers access to 1) innovative supply chain solutions, 2) nearly 600,000 products and over $1.1 billion in inventory, 3) approximately 320 warehouses/branch locations with approximately 9.0 million square feet of space and 4) locations in over 300 cities in approximately 50 countries.  Founded in 1957 and headquartered near Chicago, Anixter trades on the New York Stock Exchange under the symbol AXE.

Safe Harbor Statement

The statements in this release other than historical facts are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from what is indicated here.  These factors include but are not limited to general economic conditions, the level of customer demand particularly for capital projects in the markets we serve, changes in supplier relationships or in supplier sales strategies or financial viability, risks associated with the sale of nonconforming products and services, political, economic or currency risks related to foreign operations, inventory obsolescence, copper price fluctuations, customer viability, risks associated with accounts receivable, the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, information security risks, risks associated with substantial debt and restrictions contained in financial and operating covenants in our debt agreements, the impact and the uncertainty concerning the timing and terms of the withdrawal by the United Kingdom from the European Union, and risks associated with integration of acquired companies, including, but not limited to, the risk that the acquisitions may not provide us with the synergies or other benefits that were anticipated.  These uncertainties may cause our actual results to be materially different than those expressed in any forward looking statements.  We do not undertake to update any forward looking statements.  Please see our Securities and Exchange Commission (“SEC”) filings for more information.

Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this release includes certain financial measures computed using non-GAAP components as defined by the SEC. Specifically, net sales comparisons to the prior corresponding period, both worldwide and in relevant segments, are discussed in this release both on an U.S. GAAP and non-GAAP basis. We believe that by providing non-GAAP organic growth, which adjusts for the impact of acquisitions (when applicable), foreign exchange fluctuations, copper prices and the number of billing days, both management and investors are provided with meaningful supplemental sales information to understand and analyze our underlying trends and other aspects of our financial performance. We calculate the year-over-year organic sales growth impact relating to the Power Solutions acquisition by including its 2015 comparable period results prior to the acquisition with our results (on a "pro forma" basis) as we believe this represents the most accurate representation of organic growth, considering the nature of the company we acquired and the synergistic revenues that have been or will be achieved. Historically and from time to time, we may also exclude other items from reported financial results (e.g., impairment charges, inventory adjustments, restructuring charges, tax items, currency devaluations, pension settlements, etc.) in presenting adjusted operating expense, adjusted operating income, adjusted income taxes and adjusted net income so that both management and financial statement users can use these non-GAAP financial measures to better understand and evaluate our performance period over period and to analyze the underlying trends of our business. As a result of the recent acquisitions we have also excluded amortization of intangible assets associated with purchase accounting from acquisitions from the adjusted amounts for comparison of the non-GAAP financial measures period over period.

EBITDA is defined as net income from continuing operations before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non-operating expense and non-cash stock-based compensation, excluding the other items from reported financial results, as defined above. We believe that adjusted operating income, EBITDA and Adjusted EBITDA provide relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business segment performance. Adjusted operating income provides an understanding of the results from the primary operations of our business by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. We use adjusted operating income to evaluate our period-over-period operating performance because we believe this provides a more comparable measure of our continuing business excluding certain items that are not reflective of expected ongoing operations. This measure may be useful to an investor in evaluating the underlying performance of our business. EBITDA provides us with an understanding of earnings before the impact of investing and financing charges and income taxes. Adjusted EBITDA further excludes the effects of foreign exchange and other non-cash stock-based compensation, and certain items that do not reflect the ordinary earnings of our operations and that are also excluded for purposes of calculating adjusted net income, adjusted earnings per share and adjusted operating income. EBITDA and Adjusted EBITDA are used by our management for various purposes including as measures of performance of our operating segments and as a basis for strategic planning and forecasting. Adjusted EBITDA may be useful to an investor because this measure is widely used to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on the accounting methods, book value of assets, capital structure and the method by which the assets were acquired, among other factors. They are not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.

Non-GAAP financial measures provide insight into selected financial information and should be evaluated in the context in which they are presented. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. The non-GAAP financial measures should be considered in conjunction with the Condensed Consolidated Financial Statements, including the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in this release. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

INVESTOR CONTACTS

Ted Dosch	Lisa M. Gregory, CFA
EVP - Finance & Chief Financial Officer	VP - Investor Relations
(224) 521-4281	(224) 521-8895

Additional information about Anixter is available at anixter.com

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016

(In millions, except per share amounts)
Net sales	$1,894.6	$1,835.8	$7,622.8	$6,190.5
Cost of goods sold	1,507.5	1,464.4	6,074.8	4,850.0
Gross profit	387.1	371.4	1,548.0	1,340.5
Operating expenses	306.1	305.6	1,262.7	1,072.7
Operating income	81.0	65.8	285.3	267.8
Other expense:
Interest expense	(19.0)	(21.1)	(78.7)	(63.8)
Other, net	(3.4)	(8.1)	(9.1)	(21.1)
Income from continuing operations before income taxes	58.6	36.6	197.5	182.9
Income tax expense from continuing operations	21.8	31.1	76.4	86.0
Net income from continuing operations	36.8	5.5	121.1	96.9
Income (loss) from discontinued operations before income taxes	0.2	(3.0)	(0.1)	11.9
Gain (loss) on sale of business	—	1.3	(0.7)	41.0
Income tax expense (benefit) from discontinued operations	0.2	(0.8)	(0.2)	22.2
Net (loss) income from discontinued operations	—	(0.9)	(0.6)	30.7
Net income	$36.8	$4.6	$120.5	$127.6
Income (loss) per share:
Basic:
Continuing operations	$1.10	$0.17	$3.63	$2.92
Discontinued operations	—	(0.03)	(0.02)	0.92
Net Income	$1.10	$0.14	$3.61	$3.84
Diluted:
Continuing operations	$1.09	$0.17	$3.61	$2.90
Discontinued operations	—	(0.03)	(0.02)	0.91
Net Income	$1.09	$0.14	$3.59	$3.81

Weighted-average common shares outstanding:
Basic	33.4	33.3	33.4	33.2
Diluted	33.8	33.5	33.6	33.4

Reportable Segments
Net sales:		(As revised*)		(As revised*)
Network & Security Solutions	$1,040.1	$981.6	$4,083.8	$3,968.2
Electrical & Electronic Solutions	507.0	502.6	2,103.2	1,816.5
Utility Power Solutions	347.5	351.6	1,435.8	405.8
	$1,894.6	$1,835.8	$7,622.8	$6,190.5
Operating income:
Network & Security Solutions	$77.2	$61.8	$275.8	$258.2
Electrical & Electronic Solutions	22.4	19.2	97.5	121.1
Utility Power Solutions	14.6	15.3	56.7	22.4
Corporate	(33.2)	(30.5)	(144.7)	(133.9)
	$81.0	$65.8	$285.3	$267.8

* Revised due to change in composition of our reportable segments in the first quarter of 2016.

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets (Unaudited)

	December 30, 2016	January 1, 2016
(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$115.1	$151.3
Accounts receivable, net	1,353.2	1,326.4
Inventories	1,178.3	1,182.6
Other current assets	41.9	67.5
Total current assets	2,688.5	2,727.8
Property and equipment, net	140.3	131.8
Goodwill	764.6	756.5
Intangible assets, net	415.4	453.8
Other assets	84.8	72.1
Total assets	$4,093.6	$4,142.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,006.0	$905.6
Accrued expenses	257.9	250.6
Total current liabilities	1,263.9	1,156.2
5.50% Senior notes due 2023	346.3	345.8
5.125% Senior notes due 2021	395.7	394.9
5.625% Senior notes due 2019	347.7	346.8
Canadian term loan	95.4	172.9
Revolving lines of credit	197.1	390.1
Other	3.5	2.6
Unamortized debt issuance costs	(6.9)	(10.2)
Other liabilities	158.7	163.5
Total liabilities	2,801.4	2,962.6
Total stockholders' equity	1,292.2	1,179.4
Total liabilities and stockholders' equity	$4,093.6	$4,142.0

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended
	December 30, 2016	January 1, 2016
(In millions)

Operating activities:
Net income	$120.5	$127.6
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of business, net of tax expense of $17.3 in 2015	—	(40.0)
Depreciation	27.9	23.8
Amortization of intangible assets	37.6	25.4
Stock-based compensation	16.5	14.5
Deferred income taxes	0.7	5.9
Accretion of debt discount	2.2	1.8
Amortization of deferred financing costs	2.4	2.0
Pension plan contributions	(29.0)	(37.7)
Pension plan expenses	20.8	11.4
Loss on extinguishments of debt	—	0.9
Excess income tax benefit from employee stock plans	(0.3)	(0.6)
Changes in current assets and liabilities, net	85.8	(44.1)
Other, net	(6.3)	1.0
Net cash provided by operating activities	278.8	91.9
Investing activities:
Acquisitions of businesses, net of cash acquired	(4.7)	(822.5)
Proceeds from sale of business	—	371.8
Capital expenditures, net	(32.6)	(28.6)
Net cash used in investing activities	(37.3)	(479.3)
Financing activities:
Proceeds from borrowings	1,136.5	1,442.6
Repayments of borrowings	(1,327.9)	(1,116.5)
Proceeds from issuance of Notes due 2023	—	345.6
Proceeds from issuance of Canadian term loan	—	229.1
Repayments of Canadian term loan	(83.7)	(45.1)
Retirement of Notes due 2015	—	(200.0)
Repayment of term loan	—	(198.8)
Deferred financing costs	—	(6.7)
Proceeds from stock options exercised	2.4	—
Excess income tax benefit from employee stock plans	0.3	0.6
Other, net	(0.6)	(1.0)
Net cash (used in) provided by financing activities	(273.0)	449.8
(Decrease) increase in cash and cash equivalents	(31.5)	62.4
Effect of exchange rate changes on cash balances	(4.7)	(3.1)
Cash and cash equivalents at beginning of period	151.3	92.0
Cash and cash equivalents at end of period	$115.1	$151.3

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited)

Fourth Quarter 2016 Sales Growth Trends
	Q4 2016				Q4 2015
(In millions)	As Reported	Foreign Exchange Impact	Copper Impact	As Adjusted	As Revised*	Organic Growth/ (Decline)	Adjusted 2015 Pro Forma for Extra Day	Adjusted Per Day Organic Growth/(Decline)
Network & Security Solutions
North America	$818.6	$0.4	$—	$819.0	$758.1	8.0%	$770.5	6.3%
EMEA	90.7	5.3	—	96.0	86.9	10.5%	88.3	8.7%
Emerging Markets	130.8	4.5	—	135.3	136.6	(0.9)%	138.8	(2.5)%
NSS	$1,040.1	$10.2	$—	$1,050.3	$981.6	7.0%	$997.6	5.3%

Electrical & Electronic Solutions
North America	$405.9	$0.4	$(4.8)	$401.5	$395.0	1.7%	$401.5	—%
EMEA	53.2	8.2	(0.9)	60.5	59.3	2.1%	60.3	0.5%
Emerging Markets	47.9	1.4	(0.4)	48.9	48.3	1.2%	49.1	(0.5)%
EES	$507.0	$10.0	$(6.1)	$510.9	$502.6	1.7%	$510.9	—%

Utility Power Solutions
North America	$347.5	$0.1	$—	$347.6	$351.6	(1.2)%	$357.4	(2.8)%
UPS	$347.5	$0.1	$—	$347.6	$351.6	(1.2)%	$357.4	(2.8)%

Total	$1,894.6	$20.3	$(6.1)	$1,908.8	$1,835.8	4.0%	$1,865.9	2.3%

Geographic Sales
North America	$1,572.0	$0.9	$(4.8)	$1,568.1	$1,504.7	4.2%	$1,529.4	2.5%
EMEA	143.9	13.5	(0.9)	156.5	146.2	7.1%	148.6	5.4%
Emerging Markets	178.7	5.9	(0.4)	184.2	184.9	(0.4)%	187.9	(2.0)%
Total	$1,894.6	$20.3	$(6.1)	$1,908.8	$1,835.8	4.0%	$1,865.9	2.3%

Note: There were 62 billing days in the fourth quarter of 2016 compared to 61 billing days in the fourth quarter of 2015.
* Revised due to change in composition of our reportable segments in the first quarter of 2016.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

December Year-to-Date 2016 Sales Growth Trends
	YTD 2016				YTD 2015
(In millions)	As Reported	Foreign Exchange Impact	Copper Impact	As Adjusted	As Revised*	Acquisition Impact	Pro Forma	Organic Growth/ (Decline)	Adjusted 2015 Pro Forma for Extra Day	Adjusted Per Day Organic Growth/(Decline)
Network & Security Solutions
North America	$3,250.6	$11.4	$—	$3,262.0	$3,095.1	$—	$3,095.1	5.4%	$3,107.3	5.0%
EMEA	340.7	11.8	—	352.5	342.8	—	342.8	2.8%	344.2	2.4%
Emerging Markets	492.5	15.9	—	508.4	530.3	—	530.3	(4.1)%	532.4	(4.5)%
NSS	$4,083.8	$39.1	$—	$4,122.9	$3,968.2	$—	$3,968.2	3.9%	$3,983.9	3.5%

Electrical & Electronic Solutions
North America	$1,698.2	$8.2	$36.9	$1,743.3	$1,328.3	$426.4	$1,754.7	(0.6)%	$1,761.6	(1.0)%
EMEA	229.4	21.3	2.5	253.2	259.0	—	259.0	(2.2)%	260.0	(2.6)%
Emerging Markets	175.6	5.4	3.9	184.9	229.2	—	229.2	(19.3)%	230.1	(19.7)%
EES	$2,103.2	$34.9	$43.3	$2,181.4	$1,816.5	$426.4	$2,242.9	(2.7)%	$2,251.7	(3.1)%

Utility Power Solutions
North America	$1,435.8	$7.1	$0.9	$1,443.8	$405.8	$1,116.5	$1,522.3	(5.2)%	$1,528.3	(5.5)%
UPS	$1,435.8	$7.1	$0.9	$1,443.8	$405.8	$1,116.5	$1,522.3	(5.2)%	$1,528.3	(5.5)%

Total	$7,622.8	$81.1	$44.2	$7,748.1	$6,190.5	$1,542.9	$7,733.4	0.2%	$7,763.9	(0.2)%

Geographic Sales
North America	$6,384.6	$26.7	$37.8	$6,449.1	$4,829.2	$1,542.9	$6,372.1	1.2%	$6,397.2	0.8%
EMEA	570.1	33.1	2.5	605.7	601.8	—	601.8	0.6%	604.2	0.3%
Emerging Markets	668.1	21.3	3.9	693.3	759.5	—	759.5	(8.7)%	762.5	(9.1)%
Total	$7,622.8	$81.1	$44.2	$7,748.1	$6,190.5	$1,542.9	$7,733.4	0.2%	$7,763.9	(0.2)%

Note: There were 254 billing days in 2016 compared to 253 billing days in 2015.
* Revised due to change in composition of our reportable segments.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

(In millions, except per share amounts)	Positive (Negative) impact
	Three Months Ended		Twelve Months Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016

		(As revised*)		(As revised*)
Continuing operations
Items impacting comparability of results:
Items impacting operating expense and operating income:
Amortization of intangible assets	$(9.0)	$(9.6)	$(37.6)	$(24.9)
UK pension settlement	—	—	(9.6)	(0.4)
Restructuring charge	—	(2.9)	(5.4)	(8.2)
Acquisition and integration costs	(0.8)	(4.1)	(5.1)	(13.2)
Write-off of capitalized software	—	—	—	(3.1)
Latin America bad debt provision	—	(9.1)	(7.6)	(11.7)
Dilapidation provision	—	—	—	(1.7)
Total of items impacting operating expense and operating income	$(9.8)	$(25.7)	$(65.3)	$(63.2)
Items impacting interest expense:
Write-off of deferred financing costs	—	(0.3)	—	(0.3)
Total of items impacting interest expense	$—	$(0.3)	$—	$(0.3)
Items impacting other expenses:
Foreign exchange loss from the devaluation of foreign currencies	—	(2.9)	—	(3.6)
Extinguishment of debt	—	(0.9)	—	(0.9)
Total of items impacting other expenses	$—	$(3.8)	$—	$(4.5)
Total of items impacting pre-tax income	$(9.8)	$(29.8)	$(65.3)	$(68.0)
Items impacting income taxes:
Tax impact of items impacting pre-tax income above	$2.2	$12.1	$18.8	$27.4
Establishment of deferred income tax valuation allowances	—	(11.3)	(1.1)	(11.3)
Tax benefits related to prior year tax positions	—	—	3.2	—
Other tax items	—	(0.5)	—	(0.5)
Total of items impacting income taxes	$2.2	$0.3	$20.9	$15.6
Net income impact of these items	$(7.6)	$(29.5)	$(44.4)	$(52.4)
Diluted EPS impact of these items	$(0.22)	$(0.88)	$(1.32)	$(1.56)

U.S. GAAP to Non-GAAP Net Income and EPS Reconciliation for continuing operations:
Net income from continuing operations – U.S. GAAP	$36.8	$5.5	$121.1	$96.9
Items impacting net income from continuing operations	7.6	29.5	44.4	52.4
Net income from continuing operations – Non-GAAP	$44.4	$35.0	$165.5	$149.3

Diluted EPS – U.S. GAAP	$1.09	$0.17	$3.61	$2.90
Diluted EPS impact of these items	0.22	0.88	1.32	1.56
Diluted EPS – Non-GAAP	$1.31	$1.05	$4.93	$4.46

* Revised due to change in composition of items impacting comparability of results to include amortization of intangible assets.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

Items Impacting Comparability of Operating Income by Segment	Three Months Ended December 30, 2016
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$77.2	$22.4	$14.6	$(33.2)	$81.0
Operating margin - U.S. GAAP	7.4%	4.4%	4.2%	nm	4.3%

Total of items impacting operating income	$3.5	$2.2	$3.1	$1.0	$9.8

Adjusted operating income - Non-GAAP	$80.7	$24.6	$17.7	$(32.2)	$90.8
Adjusted operating margin - Non-GAAP	7.7%	4.8%	5.1%	nm	4.8%

Items Impacting Comparability of Operating Income by Segment	Twelve Months Ended December 30, 2016
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$275.8	$97.5	$56.7	$(144.7)	$285.3
Operating margin - U.S. GAAP	6.8%	4.6%	3.9%	nm	3.7%

Total of items impacting operating income	$19.7	$13.5	$17.4	$14.7	$65.3

Adjusted operating income - Non-GAAP	$295.5	$111.0	$74.1	$(130.0)	$350.6
Adjusted operating margin - Non-GAAP	7.2%	5.3%	5.2%	nm	4.6%
nm - not meaningful

Items Impacting Comparability of Operating Income by Segment	Three Months Ended January 1, 2016 (As revised*)
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$61.8	$19.2	$15.3	$(30.5)	$65.8
Operating margin - U.S. GAAP	6.3%	3.8%	4.4%	nm	3.6%

Total of items impacting operating income	$12.3	$4.5	$4.2	$4.7	$25.7

Adjusted operating income - Non-GAAP	$74.1	$23.7	$19.5	$(25.8)	$91.5
Adjusted operating margin - Non-GAAP	7.5%	4.7%	5.5%	nm	5.0%

Items Impacting Comparability of Operating Income by Segment	Twelve Months Ended January 1, 2016 (As revised*)
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$258.2	$121.1	$22.4	$(133.9)	$267.8
Operating margin - U.S. GAAP	6.5%	6.7%	5.5%	nm	4.3%

Total of items impacting operating income	$27.8	$10.5	$4.2	$20.7	$63.2

Adjusted operating income - Non-GAAP	$286.0	$131.6	$26.6	$(113.2)	$331.0
Adjusted operating margin - Non-GAAP	7.2%	7.2%	6.6%	nm	5.3%
nm - not meaningful

* Revised due to change in composition of our reportable segments.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2016 and 2015 Effective Tax Rate – U.S. GAAP and Non-GAAP
	Three Months Ended		Twelve Months Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
(In millions)
		(As revised*)		(As revised*)
Income from continuing operations before taxes – U.S. GAAP	$58.6	$36.6	$197.5	$182.9
Income tax expense – U.S. GAAP	$21.8	$31.1	$76.4	$86.0
Effective income tax rate	37.2%	84.9%	38.7%	47.0%

Total of items impacting pre-tax income above	$9.8	$29.9	$65.3	$68.0
Total of items impacting income taxes above	$2.2	$0.3	$20.9	$15.6

Income from continuing operations before income taxes – Non-GAAP	$68.4	$66.5	$262.8	$250.9
Income tax expense – Non-GAAP	$24.0	$31.4	$97.3	$101.6
Adjusted effective income tax rate	35.1%	47.2%	37.0%	40.5%

* Revised due to change in composition of items impacting comparability of results to include amortization of intangible assets.

2016 EBITDA by Segment
	Three Months Ended December 30, 2016
(In millions)	NSS	EES	UPS	Corporate	Total
Net income from continuing operations	$77.2	$22.4	$14.6	$(77.4)	$36.8
Interest expense	—	—	—	19.0	19.0
Income taxes	—	—	—	21.8	21.8
Depreciation	0.7	0.7	1.1	4.3	6.8
Amortization of intangible assets	3.6	2.2	3.2	—	9.0
EBITDA	$81.5	$25.3	$18.9	$(32.3)	$93.4
EBITDA leverage	3.8x	17.2x	nm	nm	8.2x
EBITDA as a % of sales	7.8%	5.0%	5.5%	nm	4.9%

Foreign exchange and other non-operating expense	$—	$—	$—	$3.4	$3.4
Stock-based compensation	0.5	0.3	0.4	2.9	4.1
Restructuring charge	(0.1)	—	(0.1)	0.2	—
Acquisition and integration costs	—	—	—	0.8	0.8
Adjusted EBITDA	$81.9	$25.6	$19.2	$(25.0)	$101.7
Adjusted EBITDA leverage	1.4x	4.2x	nm	nm	0.0x
Adjusted EBITDA as a % of sales	7.9%	5.1%	5.5%	nm	5.4%

	Twelve Months Ended December 30, 2016
	NSS	EES	UPS	Corporate	Total
Net income from continuing operations	$275.8	$97.5	$56.7	$(308.9)	$121.1
Interest expense	—	—	—	78.7	78.7
Income taxes	—	—	—	76.4	76.4
Depreciation	3.2	2.7	4.2	17.8	27.9
Amortization of intangible assets	14.1	8.5	15.0	—	37.6
EBITDA	$293.1	$108.7	$75.9	$(136.0)	$341.7
EBITDA leverage	2.1x	-1.0x	0.7x	nm	0.7x
EBITDA as a % of sales	7.2%	5.2%	5.3%	nm	4.5%

Foreign exchange and other non-operating expense	$—	$—	$—	$9.1	$9.1
Stock-based compensation	1.8	1.0	1.4	12.3	16.5
UK pension settlement	—	—	—	9.6	9.6
Restructuring charge	1.7	1.3	2.1	0.3	5.4
Latin America bad debt provision	3.9	3.7	—	—	7.6
Acquisition and integration costs	—	—	0.3	4.8	5.1
Adjusted EBITDA	$300.5	$114.7	$79.7	$(99.9)	$395.0
Adjusted EBITDA leverage	1.0x	-0.9x	0.7x	nm	0.3x
Adjusted EBITDA as a % of sales	7.4%	5.5%	5.5%	nm	5.2%

nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2015 EBITDA by Segment
	Three Months Ended January 1, 2016 (As revised*)
(In millions)	NSS	EES	UPS	Corporate	Total
Net income from continuing operations	$61.8	$19.2	$15.3	$(90.8)	$5.5
Interest expense	—	—	—	21.1	21.1
Income taxes	—	—	—	31.1	31.1
Depreciation	0.9	0.7	1.2	3.8	6.6
Amortization of intangible assets	3.6	2.1	3.9	—	9.6
EBITDA	$66.3	$22.0	$20.4	$(34.8)	$73.9
EBITDA leverage	-18.3x	-4.5x	0.3x	nm	-0.6x
EBITDA as a % of sales	6.8%	4.4%	5.8%	nm	4.0%

Foreign exchange and other non-operating expense	$—	$—	$—	$8.1	$8.1
Stock-based compensation	0.5	0.3	0.1	2.8	3.7
Restructuring charge	0.6	1.4	0.1	0.8	2.9
Acquisition and integration costs	—	—	0.2	3.9	4.1
Latin America bad debt provision	8.1	1.0	—	—	9.1
Adjusted EBITDA	$75.5	$24.7	$20.8	$(19.2)	$101.8
Adjusted EBITDA leverage	-3.8x	-3.8x	0.3x	nm	0.2x
Adjusted EBITDA as a % of sales	7.7%	4.9%	5.9%	nm	5.5%

	Twelve Months Ended January 1, 2016 (As revised*)
	NSS	EES	UPS	Corporate	Total
Net income from continuing operations	$258.2	$121.1	$22.4	$(304.8)	$96.9
Interest expense	—	—	—	63.8	63.8
Income taxes	—	—	—	86.0	86.0
Depreciation	3.6	1.4	1.2	16.0	22.2
Amortization of intangible assets	14.7	6.3	3.9	—	24.9
EBITDA	$276.5	$128.8	$27.5	$(139.0)	$293.8
EBITDA leverage	0.2x	nm	0.3x	nm	-0.8x
EBITDA as a % of sales	7.0%	7.1%	6.8%	nm	4.7%

Foreign exchange and other non-operating expense	$—	$—	$—	$21.1	$21.1
Stock-based compensation	1.9	1.3	0.1	10.6	13.9
UK pension settlement	—	—	—	0.4	0.4
Restructuring charge	2.4	3.2	0.1	2.5	8.2
Acquisition and integration costs	—	—	0.2	13.0	13.2
Write-off of capitalized software	—	—	—	3.1	3.1
Latin America bad debt provision	10.7	1.0	—	—	11.7
Dilapidation provision	—	—	—	1.7	1.7
Adjusted EBITDA	$291.5	$134.3	$27.9	$(86.6)	$367.1
Adjusted EBITDA leverage	0.4x	nm	0.3x	nm	0.1x
Adjusted EBITDA as a % of sales	7.3%	7.4%	6.9%	nm	5.9%

nm - not meaningful

* Revised due to change in composition of our reportable segments in the first quarter of 2016.